Exhibit 23.3

March 20, 2003

Virginia Electric and Power Company

701 East Cary Street

Richmond, Virginia 23219

Annual Report on Form 10-K

Ladies and Gentlemen:

We consent to the incorporation by reference into the statements made in regard to our firm in the Registration Statements of Virginia Electric and Power Company on Form S-3 (File Nos. 333-38510 and 333-96973) and related prospectuses of the legal conclusions that relate to the Company’s franchises and title to properties included in this Annual Report on Form 10-K.

Sincerely,

/s/ McGuireWoods LLP